EXHIBIT 99.3
Selected Financial Data

The following table sets forth our summary condensed consolidated financial data for the periods presented below. The summary condensed consolidated financial data as of March 31, 2014 have been derived from our unaudited condensed consolidated financial statements. Our unaudited condensed consolidated financial statements include only normal and recurring adjustments, necessary to state fairly the data included therein.
As a result of the acquisition of an additional 20.59% interest in Douglas Elliman on December 13, 2013, we were required to disclose real estate revenues and costs separately on the face of our condensed consolidated statements of operations rather than reflect the net results as was reported previously. Effective for the quarterly period ended March 31, 2014, we revised prior periods to present our revenues and costs of other consolidated real estate investments, the result of which were previously netted against operating, selling, administrative and general expenses. The revisions on our condensed consolidated statements of operations for the three months ended December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013 as well as the annual periods ended December 31, 2013, 2012, 2011 and 2010 are presented in Exhibit 99.3. The prior period financial statements are not materially misstated and we have concluded the revisions are not material to any previously issued financial statements and will be revised in future filings. In addition, the condensed consolidated statements of operations presented in this Exhibit 99.3 have been recast to conform to the current year separate presentation of tobacco, real estate,and other operations.
Our historical results are not necessarily indicative of the results of operations for future periods, and our results of operations for the three-month period ended March 31, 2014 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2014. You should read the following summary condensed consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes included in our Current Report on Form 8-K filed on June 19, 2014 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2014.

	Year Ended December 31,
	2013			2012
	As Previously Reported	Revision	As Revised	As Previously Reported	Revision	As Revised
Revenues	$1,056,200	$(1,056,200)	$—	$1,084,546	$(1,084,546)	$—
Tobacco revenues	—	1,014,341	1,014,341	—	1,084,546	1,084,546
Real estate revenues	—	65,580	65,580	—	10,987	10,987
Total revenue	1,056,200	23,721	1,079,921	1,084,546	10,987	1,095,533

Cost of Sales	747,186	(747,186)	—	823,452	(823,452)	—
Tobacco cost of sales	—	729,393	729,393	—	823,452	823,452
Real estate cost of sales	—	37,638	37,638	—	8,876	8,876
Total cost of sales	747,186	19,845	767,031	823,452	8,876	832,328

Operating, selling, administrative and general expenses	$108,872	$3,876	$112,748	$106,161	$2,111	$108,272

	Year Ended December 31,
	2011			2010
	As Previously Reported	Revision	As Revised	As Previously Reported	Revision	As Revised
Revenues	$1,133,380	$(1,133,380)	$—	$1,063,289	$(1,063,289)	$—
Tobacco revenues	—	1,133,380	1,133,380	—	1,063,289	1,063,289
Real estate revenues	—	4,266	4,266	—	3,257	3,257
Total revenue	1,133,380	4,266	1,137,646	1,063,289	3,257	1,066,546

Cost of Sales	892,883	(892,883)	—	845,106	(845,106)	—
Tobacco cost of sales	—	892,883	892,883	—	845,106	845,106
Real estate cost of sales	—	3,547	3,547	—	2,752	2,752
Total cost of sales	892,883	3,547	896,430	845,106	2,752	847,858

Operating, selling, administrative and general expenses	$97,176	$719	$97,895	$90,709	$505	$91,214

	For the Three Months Ended
	December 31, 2013			September 30, 2013
	As Previously Reported	Revision	As Revised	As Previously Reported	Revision	As Revised
Revenues	$295,162	$(295,162)	$—	$271,516	$(271,516)	$—
Tobacco revenues	—	253,303	253,303	—	271,516	271,516
Real estate revenues	—	46,282	46,282	—	6,425	6,425
Total revenue	295,162	4,423	299,585	271,516	6,425	277,941

Cost of Sales	198,809	(198,809)	—	194,991	(194,991)	—
Tobacco cost of sales	—	181,016	181,016	—	194,991	194,991
Real estate cost of sales	—	21,558	21,558	—	5,844	5,844
Total cost of sales	198,809	3,765	202,574	194,991	5,844	200,835

Operating, selling, administrative and general expenses	$34,175	$658	$34,833	$25,897	$581	$26,478

	For the Three Months Ended
	June 30, 2013			March 31, 2013
	As Previously Reported	Revision	As Revised	As Previously Reported	Revision	As Revised
Revenues	$249,120	$(249,120)	$—	$240,402	$(240,402)	$—
Tobacco revenues	—	249,120	249,120	—	240,402	240,402
Real estate revenues	—	7,106	7,106	—	5,767	5,767
Total revenue	249,120	7,106	256,226	240,402	5,767	246,169

Cost of Sales	180,430	(180,430)	—	172,956	(172,956)	—
Tobacco cost of sales	—	180,430	180,430	—	172,956	172,956
Real estate cost of sales	—	6,015	6,015	—	4,221	4,221
Total cost of sales	180,430	6,015	186,445	172,956	4,221	177,177

Operating, selling, administrative and general expenses	$24,450	$1,091	$25,541	$24,350	$1,546	$25,896

	Year Ended December 31,
	2013	2012	2011	2010
Statement of Operations Data:
Revenues:
Tobacco (1)	$1,014,341	$1,084,546	$1,133,380	$1,063,289
Real estate	65,580	10,987	4,266	3,257
E-Cigarettes	—	—	—	—
Total revenues	1,079,921	1,095,533	1,137,646	1,066,546

Expenses:
Cost of sales:
Tobacco (1)	729,393	823,452	892,883	845,106
Real estate	37,638	8,876	3,547	2,752
E-Cigarettes	—	—	—	—
Total cost of sales	767,031	832,328	896,430	847,858

Operating, selling, administrative and general expenses	112,748	108,272	97,895	91,214
Litigation judgment expense	88,106	—	—	16,161
Operating income	112,036	154,933	143,321	111,313

Net income attributed to Vector Group Ltd.	38,944	30,622	75,020	54,084
Per basic common share (3)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.41	$0.34	$0.85	$0.62
Per diluted common share (3)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.41	$0.34	$0.84	$0.61

Cash distributions declared per common share (3)	$1.54	$1.47	$1.40	$1.33

	For the Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Statement of Operations Data:
Revenues:
Tobacco (2)	$233,392	$253,303	$271,516	$249,120	$240,402
Real estate	108,044	46,282	6,425	7,106	5,767
E-Cigarettes	5,800	—	—	—	—
Total revenues	347,236	299,585	277,941	256,226	246,169

Expenses:
Cost of sales:
Tobacco (2)	168,166	181,016	194,991	180,430	172,956
Real estate	67,324	21,558	5,844	6,015	4,221
E-Cigarettes	3,547	—	—	—	—
Total cost of sales	239,037	202,574	200,835	186,445	177,177

Operating, selling, administrative and general expenses	65,477	34,833	26,478	25,541	25,896
Litigation judgment expense	—	193	87,913	—	—
Operating income (loss)	42,722	61,985	(37,285)	44,240	43,096

Net income (loss) attributable to Vector Group Ltd.	2,580	64,005	(36,891)	13,511	(1,681)
Per basic common share (3)
Net income (loss) attributable to Vector Group Ltd.	$0.03	$0.67	$(0.40)	$0.14	$(0.02)
Per diluted common share (3)
Net income (loss) attributable to Vector Group Ltd.	$0.03	$0.61	$(0.40)	$0.14	$(0.02)

Cash distributions declared per common share (3)	$0.40	$0.40	$0.38	$0.38	$0.38
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(1)	Revenues and cost of sales include excise taxes of $456,703, $508,027, $552,965, and $538,328, respectively.

(2)	Revenues include excise taxes of $102,413, $113,409, $121,787, $112,596, and $108,911, respectively.

(3)	Per share computations include the impact of 5% stock dividends on September 27, 2013, September 28, 2012, September 29, 2011, and September 29, 2010.